EXHIBIT 10.2
                              MANAGEMENT AGREEMENT

                                      WITH

                              THOMAS H. LEE COMPANY


          AGREEMENT entered into as of September [ ], 1996, by and between Thomas H. Lee Company, a Massachusetts sole proprietorship with a principal place of business at 75 State Street, Boston, Massachusetts 02109 (the "Consultant"), and Rayovac Corporation, a Wisconsin corporation ("Rayovac").

          WHEREAS, the Consultant has and its affiliates have staff specially skilled in corporate finance, strategic corporate planning and other management skills and services; and

          WHEREAS, as of the date hereof, Rayovac has completed its recapitalization pursuant to the Stock Purchase and Redemption Agreement dated this date by and among Rayovac, certain affiliates of the Consultant and all of the shareholders of Rayovac, together with the consummation of senior credit facilities and bridge mezzanine debt financing (collectively, the "Recapitalization"); and

          WHEREAS, Rayovac will require the Consultant's special skills and management advisory services in connection with its general business operations; and

          WHEREAS, the Consultant is willing to provide such skills and services to Rayovac.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

          1. Engagement. Rayovac hereby engages the Consultant for the Term (as hereinafter defined) and upon the terms and conditions herein set forth to provide consulting and management advisory services to Rayovac, as requested by Rayovac. These services will be in connection with financial and strategic corporate planning and such other management services as the Consultant and Rayovac shall mutually agree. In consideration of the remuneration herein specified, the Consultant accepts such engagement and agrees to perform the services specified herein.

          2. Term. The engagement hereunder shall be for a term commencing on the date hereof and expiring on the fifth (5th) anniversary hereof (the "Term"). Upon expiration of the Term, this Agreement shall automatically extend for successive periods of one (1) year, unless the Consultant or Rayovac shall give notice to the other at least ninety (90) days prior to the end of the Term (or any annual extension thereof) indicating that it does not intend to renew the Agreement. Upon final expiration of the Term (or any annual extension thereof) all obligations as between the parties shall be without recourse to one another under this Agreement.

          3. Services to be Performed. The Consultant shall devote reasonable time and efforts to the performance of the consulting and management advisory services contemplated by this Agreement. However, no precise number of hours is to be devoted by the Consultant on a weekly or monthly basis. The Consultant may perform services under this Agreement directly, through its employees or agents, or with such outside consultants as the Consultant may engage for such purpose.

          4. Compensation; Expense Reimbursement.

          4.1 (a) In connection with the closing of the Recapitalization, Rayovac shall pay or cause to be paid to the Consultant (and/or to such of the Consultant's affiliates as the Consultant may direct) an aggregate closing fee of $3,250,000, on the date hereof.

               (b) In consideration of the management advisory services hereunder, the Consultant shall be paid an annual fee (hereinafter, the "Management Fee") equal to $360,000, which Management Fee shall be paid to the Consultant by Rayovac in equal monthly installments each year, to be paid monthly in arrears.

          4.2 Rayovac shall reimburse the Consultant for all reasonable out-of-pocket expenses incurred in connection with management advisory services to be provided by the Consultant hereunder, including, without limitation, reasonable travel, lodging and similar out-of-pocket costs reasonably incurred by it in connection with or on account of its performance of services for Rayovac hereunder. Reimbursement shall be made only upon presentation to Rayovac by the Consultant of reasonably itemized documentation therefor.

          5. Indemnification. In addition to its agreements and obligations under this Agreement, Rayovac agrees to indemnify and hold harmless the Consultant, and its affiliates (including its officers, directors, stockholders, partners, members, employees and agents) from and against any and all claims, liabilities, losses and damages (or actions in respect thereof), in any way related to or arising out of the performance by the Consultant of services under Sections 1 and 3 of this Agreement (other than for expenses incurred described in Section 4 hereof or for compensation for services rendered), and to reimburse the Consultant and any other such indemnified person for reasonable out-of-pocket legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with the Consultant's performance under this Agreement (whether or not such indemnified person is a named party in such proceeding); provided, however, that Rayovac shall not be responsible under this
Section 5 for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined to result from actions taken by the Consultant (or such other indemnified person) due primarily to the Consultant's (or such other indemnified person's) gross negligence or willful misconduct.

          6. Notice. All notices hereunder, to be effective, shall be in writing and shall be mailed by certified mail, postage prepaid as follows:

                                 (i)  If to the Consultant:

                                      Thomas H. Lee Company
                                      75 State Street
                                      Boston, Massachusetts 02109
                                      Attention: Warren C. Smith, Jr.


                                (ii)  If to Rayovac:

                                601 Rayovac Drive
                             Madison, WI 53711-2497
                              Attention: President

          7. Modifications. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

          8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned by either party without the prior written consent of the other. Notwithstanding the foregoing, the Consultant may elect to have its obligations hereunder performed in whole or in part by a partnership or other entity affiliated with the Consultant, and the Consultant may direct that any compensation (including all or a portion of the Management Fee) and reimbursement of expenses be paid to the affiliate performing the services hereunder with respect thereto.

          9. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

          10. Governing Law. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts, without reference to its conflicts of law principles.

          11. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as a sealed instrument as of the date first above written.


                               THOMAS H. LEE COMPANY



                               By     /s/ Scott A. Schoen
                                   ---------------------------------------
                               Name: Scott A. Schoen
                               Title: Managing Director


                               RAYOVAC CORPORATION



                                By   /s/ David A. Jones
                                    -----------------------------------
                                Name: David A. Jones
                                Title: Director